MODIFICATION AGREEMENT TO
                                 PROMISSORY NOTE

This MODIFICATION AGREEMENT is made as of December 6, 2005 between Infinite Group, Inc., a Delaware corporation with offices at 595 Blossom Road, Suite 309, Rochester, NY 14610 ("Borrower") and Northwest Hampton Holdings, LLC, a New York limited liability company with an address at 308 Rock Beach Road, Rochester, NY 14617 ("NWHH").

WHEREAS, NWHH is the holder of a Promissory Note dated January 16, 2003 originally issued by the Borrower to Northeast Hampton Holdings, LLC ("NEHH") in the principal amount of $100,000 (the Note); and

WHEREAS, NEHH has assigned the Note to NWHH pursuant to an Assignment of Promissory Notes dated December 1, 2004; and

WHEREAS, on December 6, 2005 NWHH converted $25,000 of the principal amount of the Note into Common Stock of the Borrower pursuant to the conversion terms of the Note; and

WHEREAS, the parties desire to modify the terms and conditions of the Note to reflect this conversion:

NOW, THEREFORE, the parties agree as follows:

      1) The principal amount of the Note is now Seventy Five Thousand Dollars ($75,000).

      2) Except as modified by this Agreement, all of the terms, covenants and conditions of the Note shall remain the same.

In witness whereof, Borrower and NWHH have executed this Agreement under the day and year first written above.

INFINITE GROUP, INC.


/s/ Michael S. Smith
-----------------------
By: Michael S. Smith, President


NORTHWEST HAMPTON HOLDINGS, LLC


/s/ James A. Villa
------------------
By: James A. Villa, President